Exhibit (o)(i)

POWER OF ATTORNEY

Each of the undersigned Trustees of JOHCM Funds Trust (the “Trust”) and any series thereof (each, a “Fund”) hereby constitutes and appoints each of Jonathan Weitz, Troy Sheets, and Mary Lomasney and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to each of them to sign for him or her, and in his or her name and in the capacities indicated below with respect to the Trust, any one or more Registration Statements on Form N-1A in connection with the registration of the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”) and in connection with the registration of any offering of a Fund’s shares of beneficial interest under the Securities Act of 1933, as amended (the “1933 Act”), including specifically (but without limiting the generality of the foregoing) all pre-effective and post-effective amendments to any such Registration Statement, any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as said attorney deems necessary or appropriate to comply with the 1933 Act, the 1940 Act, and all requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Dated as of

/s/ Joseph P. Gennaco Joseph P. Gennaco	Trustee	December 4, 2020

/s/ Barbara A. McCann Barbara A. McCann	Trustee	December 4, 2020

/s/ Kevin J. McKenna Kevin J. McKenna	Trustee	December 4, 2020

/s/ Beth K. Werths Beth K. Werths	Trustee	December 4, 2020

/s/ Nicholas Good Nicholas Good	Trustee	December 4, 2020